Press
Information

Company Contact: Sean Creamer, CFO
Arbitron Inc.
Phone: 410-312-8410
sean.creamer@arbitron.com

Investor Contact: Todd Fromer
KCSA Worldwide
212-896-1215
tfromer@kcsa.com

Investor and Media contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2008 SECOND QUARTER FINANCIAL RESULTS
Planned expenditures for Portable People Meter commercialization increase costs and expenses;
Reports earnings per share (diluted) of $0.02;
Reiterates full-year guidance

NEW YORK, July 22, 2008 – Arbitron Inc. (NYSE: ARB) today announced results for the second quarter ended June 30, 2008.

Net income for the quarter was $600 thousand, or $0.02 per share (diluted), compared with $3.8 million, or $0.13 per share (diluted) for the second quarter of 2007.

Results from Continuing Operations
For the second quarter of 2008, the Company reported revenues of $78.7 million, an increase of 3.7 percent over revenue of $75.9 million during the second quarter of 2007.

Costs and expenses for the second quarter increased by 9.0 percent, from $75.6 million in 2007 to $82.4 million in 2008, due primarily to planned expenditures for the commercialization of the Portable People MeterTM ratings service. In the second quarter of 2008, share-based compensation amounted to $2.7 million, up from $2.2 million in the second quarter of 2007.

Earnings before interest and income tax expense (EBIT) for the quarter were $1.4 million, compared with EBIT of $5.3 million for the second quarter of 2007.

Income from continuing operations for the quarter was $625 thousand or $0.02 per share (diluted), compared with $3.7 million, or $0.12 per share (diluted) in the second quarter of 2007.

For the six months ended June 30, 2008, revenue was $172.7 million, an increase of 4.7 percent over revenue of $165.0 million for the same period in 2007.

Earnings before interest and income tax expense (EBIT) decreased 6.2 percent from $30.1 million in the first six months of 2007 to $28.2 million for the same period in 2008. Net income for the six-month period decreased 12.5 percent to $16.9 million compared with $19.3 million in 2007. Earnings per share (diluted) for the six months in 2008 were $0.61 compared with $0.64 per share (diluted) last year.

Results from Discontinued Operations
On January 31, 2008, Arbitron concluded the sale of CSW Research Limited (“Continental”), its UK-based custom research business. As a result, Continental’s financial results have been reclassified as a Discontinued Operation for all periods presented. In the second quarter of 2008, the Company reported a net loss from Continental of $25 thousand. For the year to date, the loss from discontinued operations (net of tax) was $70 thousand.

Management comment on second quarter 2008 results
Stephen Morris, chairman, president and chief executive officer of Arbitron, made the following comments regarding the second quarter 2008:

“In June, we made the decision to restart the commercialization of our Portable People Meter ratings services. Now that preliminary PPMTM ratings are being released in a number of new markets, we are redoubling our ongoing effort to help the radio industry in its transition from diary to electronic ratings. The industry and we have learned much in the transition that has already taken place in Houston and Philadelphia. We intend to help radio apply these lessons as we bring PPM to radio’s top markets in the balance of 2008.”

“Given the unique role that urban and Spanish-language stations play in their communities, we are devoting particular attention helping these formats capitalize on the advantages that the PPM offers for programming and sales.”

Company Reiterates Guidance for 2008
For the full year 2008, Arbitron continues to expect revenue to increase between 8 percent and 10 percent compared to last year’s revenue from continuing operations. (For comparability purposes, this guidance excludes Continental’s 2007 revenue.)

Earnings per share from continuing operations (diluted) is still expected to be between $1.30 and $1.44 for the full year 2008 as compared to earnings per share from continuing operations (diluted) of $1.37 in 2007.

Earnings conference call: schedule and access
Arbitron will host a conference call at 10:00 a.m. Eastern Time. The Company invites you to listen to the call by dialing (toll free) 888-868-9083. The conference call can be accessed from outside of the United States by dialing 973-935-8512. To participate, users will need to use the following code: 54594714. The call will also be available live on the Internet at the following sites: www.arbitron.com, www.ccbn.com and www.streetevents.com.

A replay of the call will be available from 12:00 p.m. on July 22 through 11:59 p.m. on July 29, 2008. To access the replay, please call (toll free) 800-642-1687 in the United States or 706-645-9291 outside of the United States. To access the replay, users will need to enter the following code: 54594714.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, either income from continuing operations, as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron
Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Its executive offices are located in New York City.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries (“we,” “our,” “Arbitron” or the “Company”) in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied by such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully implement the commercialization of our Portable People MeterTM service;

•	successfully design, recruit, and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	complete the Media Rating Council audit of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement services;

•	renew contracts with large customers as they expire;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture, or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn generally and in the advertising market in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations;

•	successfully develop and implement technology solutions to measure multi-media and advertising in an increasingly competitive environment; and

•	successfully maintain industry confidence in our products and services in light of governmental regulation, legislation, litigation, activism or adverse public relations efforts prompted by various industry groups and market segments.

There are a number of important factors known to Arbitron that could cause actual events or actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the factors discussed or referenced under the heading “ITEM 1A. – RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Table to Follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended June 30, 2008 and 2007
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,			%
	2008	2007	Change	Change
Revenue	$78,655	$75,867	$2,788	3.7%
Costs and expenses
Cost of revenue	52,585	43,643	8,942	20.5%
Selling, general and administrative	19,977	20,233	(256)	(1.3%)
Research and development	9,864	11,762	(1,898)	(16.1%)
Total costs and expenses	82,426	75,638	6,788	9.0%
Operating (loss) income	(3,771)	229	(4,000)	NM
Equity in net income of affiliates	5,166	5,089	77	1.5%
Earnings before interest and income taxes (1)	1,395	5,318	(3,923)	(73.8%)
Interest income	271	637	(366)	(57.5%)
Interest expense	682	96	586	610.4%
Income from continuing operations before income taxes	984	5,859	(4,875)	(83.2%)
Income tax expense	359	2,137	(1,778)	(83.2%)
Income from continuing operations	625	3,722	(3,097)	(83.2%)
Discontinued Operations
Income from discontinued operations, net of taxes	—	66	(66)	NM
Loss from sale of discontinued operations, net of taxes	(25)	—	(25)	NM
(Loss) income from discontinued operations, net of taxes	(25)	66	(91)	NM
Net Income	$600	$3,788	$(3,188)	(84.2%)
Basic weighted average common share
Income from continuing operations	$0.02	$0.12	$(0.10)	(83.3%)
Income (loss) from discontinued operations	—	—	—	—
Net income	$0.02	$0.13	$(0.11)	(84.6%)
Diluted weighted average common share
Income from continuing operations	$0.02	$0.12	$(0.10)	(83.3%)
Income (loss) from discontinued operations	—	—	—	—
Net income	$0.02	$0.13	$(0.11)	(84.6%)
Weighted average shares used in calculations
Basic	27,183	29,955	(2,772)	(9.3%)
Diluted	27,434	30,264	(2,830)	(9.4%)
Dividends per common share	$0.10	$0.10	—	—
Other data:
EBITDA (1)	$5,574	$8,030	$(2,456)	(30.6%)
(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. Certain per share amounts may not total due to rounding. NM= Not meaningful.

Arbitron Inc.
Consolidated Statements of Income
Six Months Ended June 30, 2008 and 2007
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,			%
	2008	2007	Change	Change
Revenue	$172,720	$165,015	$7,705	4.7%
Costs and expenses
Cost of revenue	87,695	73,467	14,228	19.4%
Selling, general and administrative	38,529	40,378	(1,849)	(4.6%)
Research and development	19,528	22,436	(2,908)	(13.0%)
Total costs and expenses	145,752	136,281	9,471	6.9%
Operating income	26,968	28,734	(1,766)	(6.1%)
Equity in net income of affiliates	1,221	1,333	(112)	(8.4%)
Earnings before interest and income taxes (1)	28,189	30,067	(1,878)	(6.2%)
Interest income	455	1,189	(734)	(61.7%)
Interest expense	880	191	689	360.7%
Income from continuing operations before income taxes	27,764	31,065	(3,301)	(10.6%)
Income tax expense	10,827	11,817	(990)	(8.4%)
Income from continuing operations	16,937	19,248	(2,311)	(12.0%)
Discontinued Operations
(Loss) income from discontinued operations, net of taxes	(495)	35	(530)	NM
Gain from sale of discontinued operations, net of taxes	425	—	425	NM
(Loss) income from discontinued operations, net of taxes	(70)	35	(105)	NM
Net Income	$16,867	$19,283	(2,416)	(12.5%)
Basic weighted average common share
Income from continuing operations	$0.61	$0.64	$(0.03)	(4.7%)
Income (loss) from discontinued operations	—	—	—
Net income	$0.61	$0.65	$(0.04)	(6.2%)
Diluted weighted average common share
Income from continuing operations	$0.61	$0.64	$(0.03)	(4.7%)
Income (loss) from discontinued operations	—	—	—
Net income	$0.61	$0.64	$(0.03)	(4.7%)
Weighted average shares used in calculations
Basic	27,687	29,852	(2,165)	(7.3%)
Diluted	27,873	30,123	(2,250)	(7.5%)
Dividends per common share	$0.20	$0.20	—
Other data:
EBITDA (1)	$36,290	$35,454	$836	2.4%
(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. Certain per share amounts may not total due to rounding. NM=Not meaningful.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three and Six Months Ended June 30, 2008 and 2007
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Income from continuing operations	$625	$3,722	$16,937	$19,248
Income tax expense	359	2,137	10,827	11,817
Net interest expense (income)	411	(541)	425	(998)
EBIT (2)	$1,395	$5,318	$28,189	$30,067
Depreciation and amortization	4,179	2,712	8,101	5,387
EBITDA (2)	$5,574	$8,030	$36,290	$35,454

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals. EBIT is calculated by deducting net interest income from income from continuing operations and adding back income tax expense to income from continuing operations. EBITDA is calculated by deducting net interest income from income from continuing operations and adding back income tax expense, and depreciation and amortization to income from continuing operations. EBIT and EBITDA should not be considered substitutes either for income from continuing operations, as indicators of Arbitron’s operating performance, or for cash flow, as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
June 30, 2008 and December 31, 2007
(In thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$21,711	$21,141
Trade receivables	31,690	34,171
Property and equipment, net	53,715	50,183
Goodwill, net	38,500	38,500
Other assets	25,876	29,002
Assets held for sale of discontinued operations	—	7,546
Total assets	$171,492	$180,543
Liabilities and Stockholders’ Equity:
Deferred revenue	$70,323	$66,768
Other liabilities	39,425	48,924
Liabilities of discontinued operations	—	4,651
Long term debt (including current portion of $5,000 for 2007)	50,000	12,000
Stockholders’ equity	11,744	48,200
Total liabilities and stockholders’ equity	$171,492	$180,543